Form 10-K405/A, Exhibit 13
period 2000-12-31
AIRTRAN HOLDINGS INC
filed 2001-04-02
CIK 948846

Exhibit 13


OFFICERS AND DIRECTORS               CORPORATE INFORMATION

JOSEPH B. LEONARD                    Corporate Office
Chairman and Director                9955 AirTran Boulevard
                                     Orlando, Florida 33827
ROBERT L. FORNARO                    407-251-5600
President
                                     Registrar and Transfer Agent
STANLEY J. GADEK                     First Union National Bank of North Carolina
Senior Vice President of Finance     1525 West W.T. Harris Blvd.
and Chief Financial Officer          Charlotte, NC  28288

RICHARD B. MAGURNO                   Independent Auditors
Senior Vice President, General       Ernst & Young LLP
Counsel and Secretary                Atlanta, Georgia

STEPHEN J. KOLSKI                    General Counsel
Senior Vice President -              Smith, Gambrell & Russell, LLP
Operations                           Suite 3100, Promenade II
                                     1230 Peachtree Street, N.E.
THOMAS KALIL                         Atlanta, Georgia  30309-3592
Senior Vice President -
Customer Service

DON L. CHAPMAN                       Annual Shareholders' Meeting
Director                             The annual meeting of shareholders will be
                                     held on May 16, 2001 at 11:00 a.m. local
JOHN K. ELLINGBOE                    time at the Georgia International
Director                             Convention Center.

LEWIS H. JORDAN
Director

ROBERT L. PRIDDY
Director

ROBERT D. SWENSON
Director

WILLIAM J. USERY
Director