Form 10-K, Exhibit 13
period 2001-12-31
AIRTRAN HOLDINGS INC; AIRTRAN AIRWAYS INC
filed 2002-03-28
CIK 948846, 1050715

EXHIBIT 13

OFFICERS AND DIRECTORS

JOSEPH B. LEONARD
Chairman of the Board
Chief Executive Officer

ROBERT L. FORNARO
President and Chief Operating Officer

STANLEY J. GADEK
Senior Vice President, Finance,
Treasurer and Chief Financial Officer

RICHARD B. MAGURNO
Senior Vice President, General
Counsel and Secretary

STEPHEN J. KOLSKI
Senior Vice President - Operations

THOMAS KALIL
Senior Vice President - Customer Service

J. VERONICA BIGGINS
Director

DON L. CHAPMAN
Director

LEWIS H. JORDAN
Director

ROBERT L. PRIDDY
Director

ROBERT D. SWENSON
Director

WILLIAM J. USERY
Director

CORPORATE INFORMATION

Corporate Office
9955 AirTran Boulevard
Orlando, Florida  33827
407-251-5600

Registrar
American Stock Transfer & Trust Co.
6201 15th Avenue
Brooklyn, NY  11219

Independent Auditors
Ernst & Young LLP
600 Peachtree St. N.E.,
Suite 2800
Atlanta, GA  30308

Annual Shareholders' Meeting
The annual meeting of shareholders
will be on May 15, 2002 at 11:00 a.m. local
time at the Georgia International
Convention Center.